EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY
                           ---------------------------
                                DECEMBER 31, 2004
                                -----------------

                                                         State or Country
                      Name                               of Incorporation
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United States
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     A H Investments LTD.                                   Delaware
     AC Acquisition Holding Company                         Delaware
     Ayerst-Wyeth Pharmaceuticals Incorporated              Delaware
     CICL Corporation                                       Delaware
     Genetics Institute, LLC                                Delaware
     Route 24 Holdings, Inc.                                Delaware
     Wyeth Pharmaceuticals, Inc.                            Delaware
     Wyeth Holdings Corporation                             Maine
     Wyeth-Ayerst International Inc.                        New York
     Wyeth-Ayerst Lederle, Inc.                             Puerto Rico
     Wyeth-Whitehall Pharmaceuticals, Inc.                  Puerto Rico
     Wyeth Pharmaceuticals Company, Inc.                    Puerto Rico
     Berdan Insurance Company                               Vermont

International
-------------
     Wyeth Australia Pty. Limited                           Australia
     Laboratorios Wyeth-Whitehall Ltda.                     Brazil
     Wyeth Canada (1)                                       Canada
     Wyeth Consumer Healthcare Inc.                         Canada
     John Wyeth & Brother Limited                           England
     Wyeth Pharmaceuticals France                           France
     Wyeth-Pharma GmbH                                      Germany
     Wyeth Hellas S.A.                                      Greece
     AHP Finance Ireland Limited                            Ireland
     Wyeth Lederle S.p.A.                                   Italy
     Wyeth KK                                               Japan
     Wyeth S.A. de C.V.                                     Mexico
     AHP Manufacturing B.V.                                 Netherlands
     Wyeth Philippines, Inc.                                Philippines
     Wyeth Nutritionals (Singapore) Pte. Ltd.               Singapore
     Wyeth Farma S.A.                                       Spain
     Wyeth Lederle Nordiska A.B.                            Sweden
     Dimminaco AG                                           Switzerland
     Wyeth Taiwan Corporation                               Taiwan

(1)  Wyeth Canada is a partnership between two affiliates of the Company.

There have been omitted from the above list the names of the subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.